                             Service Bancorp, Inc.
                                 81 Main Street
                          Medway, Massachusetts 02053
                                 (508) 533-4343




September 21, 2001

We cordially invite you to attend the Annual Meeting of Stockholders of Service Bancorp, Inc. (the "Company"). The Annual Meeting will be held at the Courtyard by Marriott Hotel, 10 Fortune Boulevard, Milford, Massachusetts, on Tuesday, October 23, 2001, at 3:00 p.m., Eastern standard time.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting, we will also report on the operations of the Company. Directors and officers of the Company will be present to respond to any questions that stockholders may have. Also enclosed for your review is our Annual Report to Stockholders, which contains detailed information concerning the activities and operating performance of the Company.

The business to be conducted at the Annual Meeting consists of the election of three directors and the ratification of Wolf & Company, P.C. as the Company's independent auditors for the fiscal year ending June 30, 2002. For the reasons set forth in the Proxy Statement, the Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interest of the Company and its stockholders, and the Board of Directors unanimously recommends a vote "FOR" each matter to be considered.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting. Your vote is important, regardless of the number of shares that you own.


Sincerely,




/s/ Pamela J. Montpelier
-------------------------------------
Pamela J. Montpelier
President and Chief Executive Officer

                             Service Bancorp, Inc.
                                 81 Main Street
                          Medway, Massachusetts 02053
                                 (508) 533-4343

                                   NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held On October 23, 2001

Notice is hereby given that the Annual Meeting of Service Bancorp, Inc. (the "Company") will be held at the Courtyard by Marriott Hotel, 10 Fortune Boulevard, Milford, Massachusetts, on October 23, 2001 at 3:00 p.m., eastern standard time, for the following purposes:

     1.   To elect three Directors to the Board of Directors;

     2. To ratify the appointment of Wolf & Company, P.C. as the Company's independent auditors for the fiscal year ending June 30, 2002; and

to consider such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

     Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on the date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on September 7, 2001 are the stockholders entitled to vote at the Annual Meeting and any adjournments thereof.

     EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.


                                 By Order of the Board of Directors




                                 /s/ Pamela J. Montpelier
                                 ------------------------------
                                 Pamela J. Montpelier
                                 President and Chief Executive Officer

September 21, 2001
--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                PROXY STATEMENT

                             Service Bancorp, Inc.
                                 81 Main Street
                          Medway, Massachusetts 02053
                              (508) 533-4343

                         ANNUAL MEETING OF STOCKHOLDERS
                                October 23, 2001

            This Proxy Statement is furnished in connection with the

solicitation of proxies on behalf of the Board of Directors of Service Bancorp, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Annual Meeting"), which will be held at the Courtyard by Marriott Hotel, 10 Fortune Boulevard, Milford, Massachusetts, on Tuesday, October 23, 2001, at 3:00 p.m., Eastern standard time, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about September 21, 2001.

--------------------------------------------------------------------------------
                             REVOCATION OF PROXIES
--------------------------------------------------------------------------------

            Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted "FOR" the proposals set forth in this proxy statement for consideration at the annual meeting.

            At the Annual Meeting, stockholders are being asked to consider and vote upon the election of three directors and the ratification of Wolf & Company, P.C. as the Company's independent auditors for the fiscal year ending June 30, 2002. The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.

           Proxies may be revoked by sending written notice of revocation to the Secretary of the Company, at the address shown above. The presence at the Annual Meeting of any stockholder who previously returned a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy.

--------------------------------------------------------------------------------
                                 VOTE REQUIRED
--------------------------------------------------------------------------------
           Holders of record of the Company's common stock, par value $0.01 per share (the "Common Stock") as of the close of business on September 7, 2001 (the "Record Date") are entitled to one vote for each share then held. As of the Record Date, the Company had 1,644,124 shares of Common Stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of

Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum.


           Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which the authority to vote for the nominees being proposed is withheld. The affirmative vote of a majority of the votes cast is required for approval of the proposal to ratify Wolf & Company, P.C. as the Company's independent auditors for the fiscal year ending June 30, 2002. Abstentions and broker non-votes will not affect the vote on Proposal 2.

--------------------------------------------------------------------------------
                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------
           Persons and groups who beneficially own in excess of five percent(5%) of the Common Stock are required to file certain reports with the Securities and Exchange Commission (the "SEC") regarding such ownership pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"). The following table sets forth, as of September 7, 2001, the shares of Common Stock known by management of the Company to be beneficially owned by executive officers, Directors, and nominees for Director as a group and by each person who was the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock.


      Name and Address of Beneficial           Amount of Shares Owned and           Percent of Shares of
               Owners(1)                          Nature of Beneficial                  Common Stock
                                                     Ownership(2)                       Outstanding

      Service Bancorp, MHC                            907,694                               55.2%
      81 Main Street
      Medway, MA 02053

      Service Bancorp, MHC                           1,022,715                              62.2%
      and all Directors, nominees
      and Executive Officers as a
      Group (15 persons)

-------------------------
(1) The business address of all named persons is 81 Main Street, Medway, Massachusetts 02053. Certain of the Company's executive officers and directors are also executive officers and trustees of Service Bancorp, MHC.

(2) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of Common Stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares, and includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.

--------------------------------------------------------------------------------
                        PROPOSAL 1-ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

           Effective at the Annual Meeting, the Company's Board of Directors will be composed of 13 members. The Company's by-laws provide that approximately one-third of the Directors are to be elected annually. Directors of the Company are generally elected to serve for three-year periods and until their respective successors shall have been elected and shall qualify. Three Directors will be elected at the Annual Meeting to serve for three-year periods and until their respective successors shall have been elected and shall qualify. The Board of Directors has nominated to serve as Directors for three-year terms William L. Casey, John Hasenjaeger and Lawrence
E. Novick.

           The table below sets forth certain information, as of September 7, 2001, regarding members of the Company's Board of Directors and other individuals, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the Meeting for the election of the nominees identified below. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.


                                                                                             Current        Shares        Percent
                  Name                Position(s) Held                       Director          Term        Beneficially     Of
                                      With the Company            Age         Since (1)       Expires        Owned         Class

                                                                 NOMINEES
      William L. Casey             Chairman of the Board          53          1995             2001         2,000(2)         *
      John Hasenjaeger                   Director                 58          1995             2001         3,200(3)         *
      Lawrence E. Novick                 Director                 61          1992             2001        11,500(2)         *

                                                             OTHER BOARD MEMBERS

      Pamela J. Montpelier         President, Chief Executive     38          2000             2002          7,674(4)        *
                                     Officer and Director
      Richard Giusti                     Director                 57          1991             2002          6,500(2)        *
      Thomas R. Howie                    Director                 58          1988             2002          1,900(3)        *
      James W. Murphy                Director and Secretary       66          1979             2002          6,700(3)        *
      Eugene G. Stone                    Director                 66          1988             2002         35,753(5)       2.2%
      Kenneth C.A. Isaacs                Director                 48          1997             2003         13,000(2)        *
      Paul V. Kenney                     Director                 38          1992             2003          1,200(3)        *
      Eugene R. Liscombe                 Director                 55          1991             2003          1,900(3)        *
      Robert A. Matson                   Director                 42          1997             2003          2,075(2)        *
      Kelly A. Verdolino                 Director                 41          1995             2003         11,500(2)        *

                                                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
      Paul T. CareySenior             Vice President              41           N/A              N/A          1,000(6)        *
      Warren W. Chase, Jr.         Senior Vice President          54           N/A              N/A          9,119(7)        *
                                      and Treasurer

-------------------------
*    Less than 1%
(1) Reflects initial appointment to the Board of Trustees of Strata Bank or its predecessors.
(2) Includes 800 shares granted under the Company's 1999 Recognition and Retention Plan (the "Recognition Plan"), which are subject to future vesting but as to which voting may currently be directed. Also includes 500 shares that may be acquired pursuant to options which are presently or will become exercisable within 60 days at an exercise price of $7.50 per share.
(3) Includes 400 shares granted under the Recognition Plan, which are subject to future vesting but as to which voting may currently be directed. Also includes 200 shares that may be acquired pursuant to options which are presently or will become exercisable within 60 days at an exercise price of $7.50 per share.
(4) Includes 3,194 shares granted under the Recognition Plan, which are subject to future vesting but as to which voting may currently be directed. Also includes 1,918 shares that may be acquired pursuant to options which are presently or will become exercisable within 60 days at an exercise price of $7.50 per share.

(5) Includes 9,658 shares granted under the Recognition Plan, which are subject to future vesting but as to which voting may currently be directed. Also includes 16,097 shares that may be acquired pursuant to options which are presently or will become exercisable within 60 days at an exercise price of $7.50 per share.
(6) Includes 1,000 shares granted under the Recognition Plan, which are subject to future vesting but as to which voting may currently be directed.
(7) Includes 2,800 shares granted under the Recognition Plan, which are subject to future vesting but as to which voting may currently be directed. Also includes 1,500 shares that may be acquired pursuant to options which are presently or will become exercisable within 60 days at an exercise price of $7.50 per share.

The business experience for the past five years for each of the Company's directors and executive officers is as follows:

     Directors of the Company

     Nominees

     William L. Casey has served as a director of Strata Bank (the "Bank," and formerly Summit Bank) since 1995 and, since 1997, he has served as Chairman of the Board of Trustees of Service Bancorp, MHC, the Company's parent mutual holding company (the "Mutual Holding Company"). He is the Corporate Manager of Credit and Sales Accounting at Analog Devices, Inc., Norwood, Massachusetts, an integrated circuit manufacturer. Mr. Casey has served on several town and community boards in Millis, Massachusetts.

     John Hasenjaeger has served as a director of the Bank since 1995. He is owner of a real estate firm and a retired professor at Boston College's School of Management. Dr. Hasenjaeger has served on the board of state and national consumers council and consumer affairs organizations. For 19 years, Dr. Hasenjaeger was chairman of the capital budget committee in the town of Walpole, Massachusetts.

     Lawrence E. Novick has served as a director of the Bank since 1992, and also served on the Bank's Board of Investment since 1996 and on the Audit Committee from 1993 to 1996. He is a self-employed tax and financial services advisor in Holliston, Massachusetts. Mr. Novick is involved in many trade organizations and holds positions in civic and charitable organizations.

Other Directors

     Pamela J. Montpelier has served as a director and President of the Bank since June 2000. She is President and Chief Executive Officer of the Company. In October 2000 she was also named Chief Executive Officer and Chair of the Bank. Ms. Montpelier joined the Bank in 1992 and was previously Senior Vice President of Retail Banking. Ms. Montpelier has over 20 years of banking experience, in both commercial and thrift institutions. She serves on the advisory boards of local civic, arts, and health care organizations.


     Richard Giusti has served as a director of the Bank since 1991. Mr. Giusti continues to serve as a trustee of the Mutual Holding Company and a director of the Bank. He is Manager of Administration and Finance of the Metropolitan Machine Company. Mr. Giusti is involved in various civic activities as well.

     Thomas R. Howie has served as a director of the Bank since 1988 and served on the Bank's Board of Investment from 1990 to 1994 and on its Audit Committee since 1995. He is President of Howie Oil Company, Inc., a heating oil distributor in Millis, Massachusetts. He is involved in various charitable and civic organizations.

     James W. Murphy has served as a director of the Bank since 1979 and served as Clerk of the Bank since 1992. Mr. Murphy is a retired insurance broker.

     Eugene G. Stone has served as a director of the Bank since 1988. Until his retirement in 2000, he was the President and Chief Executive Officer of the Bank and served as Chairman of the Bank since 1997. Mr. Stone was President and Chief Executive Officer of the Company since its organization in 1998 through 2000.

     Kenneth C.A. Isaacs has served as a director of the Bank since 1997. Mr. Isaacs is a private trustee with extensive real estate experience.

     Paul V. Kenney has served as a director of the Bank since 1992. He is a member of the law firm Kenney & Maciolek of Medway, Massachusetts. Mr. Kenney serves as President of the Medway Business Council and Treasurer of the Western Norfolk Bar Association.

     Eugene R. Liscombe has served as a director of the Bank since 1991 and served on its Board of Investment from 1991 to 1996. He was Chairman of the Board of trustees of the Bank from 1994 to 1996. Mr. Liscombe is a Certified Public Accountant and partner in the accounting firm of Murphy, Liscombe & Edwards, PC, located in Framingham and Franklin, Massachusetts. He is actively involved in several civic and charitable organizations.

     Robert A. Matson has served as a director of the Bank since 1997. Mr. Matson is the owner of a financial services firm in Millis, Massachusetts and is a Chartered Financial Consultant. He is involved in leadership positions within several industry and charitable organizations.

     Kelly A. Verdolino has served as director of the Bank since 1995 and a member of the Bank's Audit Committee since 1996. Ms. Verdolino also serves as Clerk of the Bank. She is the Manager of Customer Service for Old Colony Food, Inc., a specialty foods broker. Ms. Verdolino was previously employed as a Certified Public Accountant for PriceWaterhouseCoopers and has served on several town committees in Medway, Massachusetts.

     Executive Officers of the Company Who are Not Directors

     Paul T. Carey has served as the Bank's Senior Vice President and Senior Loan Officer since February 2001. He joined the Bank in July 2000 as Vice President and Senior Loan Officer. Mr. Carey has 20 years of banking and lending experience, and was Vice President for the Bank of Canton before joining the Bank. He is a member of the Franklin Rotary Club.

     Warren W. Chase, Jr. served as Vice President and Treasurer of the Bank since 1995 and was named Senior Vice President and Treasurer of the Bank in 1999. Mr. Chase has served as Vice President and Treasurer of the Company since its organization in 1998. Prior to joining the Bank, Mr. Chase, a certified public accountant, worked for 17 years for Sterling Bank as Controller and Vice President of Financial Planning. His principal areas of responsibility for the Bank include financial reporting, financial planning and liquidity management.

Meetings and Committees of the Board of Directors

     The business of the Company's Board of Directors is conducted through meetings and activities of the Board and its committees. During the fiscal year ended June 30, 2001, the Board of Directors held six meetings. During the fiscal year ended June 30, 2001, no director attended fewer than seventy-five percent (75%) of the total meetings of the Board of Directors of the Company and committees on which such director served.

     The Audit Committee consists of Directors Casey, Liscombe and Kenney, all of whom are non-employee directors. The audit committee has discussed with the Company's independent auditors the matters required to be discussed under SAS
61. The audit committee has received written disclosures and a letter from the independent auditors relating to their independence and has discussed this correspondence with the auditors. The Audit Committee met four times during the fiscal year ended June 30, 2001.

     The Nominating Committee consists of Directors Montpelier, Casey, Giusti, Isaacs, Novick, Matson and Verdolino. The Nominating Committee has the authority to review nominations to the Board of Directors made by a shareholder and to recommend to the full Board of Directors nominees for election to the Board. The Nominating Committee met once during the fiscal year ended June 30, 2001.

     The Executive Committee consists of Directors Casey, Giusti, Isaacs, Novick, Matson, and Verdolino. The Executive Committee reviews the performance of the President and Chief Executive Officer. The Executive Committee met once during the fiscal year ended June 30, 2001.

     The Stock Benefit Plan Committee consists of Directors Casey, Giusti, Isaacs, Novick, Matson and Verdolino. The Stock Benefit Plan Committee determines stock option and stock grants to the Company's and Bank's employees. The Stock Benefit Plan Committee met once during fiscal year ended June 30, 2001.

Ownership Reports by Officers and Directors

     The Common Stock is registered pursuant to Section 12(g) of the Exchange Act. The officers and directors of the Company and beneficial owners of 10% or more of the Common Stock ("10% Beneficial Owners") are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the Common Stock. SEC rules require disclosure in the Company's Proxy Statement of the failure of an officer, director or 10% Beneficial Owner of the Common Stock to file a Form 3, 4 or 5 on a timely basis. Other than Paul T. Carey who failed to file a timely Form 3, no officer, director or 10% Beneficial Owner of the Company failed to file ownership reports on a timely basis for the fiscal year ended June 30, 2001.

Compensation of Directors

     Non-employee Directors of the Company and non-employee Trustees of the Mutual Holding Company are paid an annual retainer of $2,000 for their service on both Boards. Members of committees of the Board are paid a fee of $100 per committee meeting. Directors of the Bank receive a monthly fee of $1,000 for all meetings attended and the clerk is paid an additional $500 per meeting.

Executive Compensation

     Summary Compensation Table. The following table sets forth the cash compensation paid by the Bank as well as certain other compensation paid or accrued for services rendered in all capacities during the year ended June 30, 2001, 2000 and 1999 to the individuals who served as Chief Executive Officer of the Company during any part of the last fiscal year. No other executive officers of the Company received total annual compensation in excess of $100,000 during any of the periods presented.


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                        Long-Term Compensation
                                Annual Compensation(1)                          --------------------------------- -----------------
                                                                                         Awards           Payout
------------------------- ------------  ----------  ---------  ---------------  -----------  --------  ---------  -----------------
                           Fiscal
      Name and Principal   Years                                                Restricted   Options/
      Position             Ended                      Bonus     Other Annual     Stock         SARs      LTIP        All Other
                           June 30,     Salary ($)     ($)      Compensation(1)  Award(s)      (#)      Payouts    Compensation(1)
------------------------- ------------  ----------  ---------  ---------------  -----------  --------  ---------  -----------------
      Pamela J. Montpelier   2001       $140,478      --           --               --          --        --            --
      President and Chief    2000         91,173      --           --           $29,955(2)     9,590      --            --
      Executive Officer      1999         76,210      --           --               --          --        --            --
------------------------- ------------  ----------  ---------  ---------------  -----------  --------  ---------  -----------------
      Eugene G. Stone        2001       $110,000      --           --              --           --        --         $15,000(4)
      Former President and   2000        178,386      --           --           $90,548(2)    16,097      --            --
      Chief Executive        1999        146,933    $30,000        --              --           --        --            --
      Officer(3
------------------------- ------------  ----------  ---------  ---------------  -----------  --------  ---------  -----------------


--------------------------

(1) The Bank also provided Mr. Stone with the use of an automobile, club membership dues and certain other personal benefits, the aggregate value of which did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for Mr. Stone.
(2) Represents the market value of the shares awarded in fiscal year 2000 pursuant to the Company's 1999 Recognition and Retention Plan. These shares vest in five equal annual installments commencing on January 1, 2001.
(3) Mr. Stone retired as President and Chief Executive Officer to the Company and the Bank in December, 2000.
(4) Mr. Stone was paid a consulting fee of $15,000 for consulting services provided after his retirement as Chief Executive Officer, from January 1, 2001 through June 30, 2001.

Compensation of Officers and Directors through Benefit Plans

     Directors Supplemental Retirement Plan. In February 2000, the Bank and the Company adopted a non-qualified, unfunded deferred compensation plan for the benefit of their non-employee directors ("Directors Retirement Plan"). The Directors Retirement Plan provides supplemental retirement benefits to the non-employee directors and is evidenced by individual agreements with each non-employee director. The agreements are unfunded, but the Bank has purchased life insurance policies on each director, that are actuarially designed to offset the annual expenses associated with the plan and provide a complete recovery of all plan costs upon the director's death. The Bank is the sole owner of the insurance policies. The amount of the retirement benefit will be determined pursuant to the accrual of two accounts: (i) a pre-retirement account; and (ii) an index retirement benefit account. The pre-retirement account is a liability reserve account of the Bank, and is increased or decreased each year by an amount determined by the aggregate annual; after-tax income from specified life insurance contracts reduced by an "opportunity cost" which is calculated by taking into account the Bank's after-tax cost of funds. The index retirement benefit account is equal to the excess of the annual earnings of the insurance policies over the "opportunity cost." Benefits from the pre-retirement account are paid in 20 equal annual installments following the director's retirement. Upon normal retirement, directors will receive an additional index retirement benefit until their death. Should a director die prior to having received the entire amount of their pre-retirement account, the unpaid balance will be paid in a lump sum to their beneficiaries. While directors are entitled to receive their benefit if they terminate service prior to their retirement date, the payment of benefits will not commence until the director reaches his normal retirement date. In the event of a change of control of the Bank or the Company, directors will be entitled to receive the amounts accumulated in their pre-retirement account within 30 days of such event and will also begin receiving the annual index benefit. The benefits under the agreement are forfeitable if a director is terminated by the Bank for cause.

     Employee Incentive Plan. In June 2001, the Bank adopted the Employee Incentive Plan for fiscal year 2002. Pursuant to the plan's terms, the President identifies employees to participate in the Incentive Plan at the beginning of the fiscal year from all employees who must meet certain eligibility requirements. The Bank President then recommends (1) the formula for calculating the total available bonus pool which shall be based on the Bank's fiscal performance and (2) each employee's participation level, to the Board for their consideration and approval. The Bank President and Board have retained their rights to modify or discontinue the plan as may be in the best interest of the Bank.

     401(k) Plan. The Bank maintains the Savings Banks Employees Retirement Association 401(k) Plan which is a qualified, tax-exempt profit sharing plan with a salary deferral feature under Section 401(k) of the Code (the "401(k) Plan"). All employees who have attained age 21 and have completed one year of service during which they worked at least 1,000 hours are eligible to participate.

     Under the 401(k) Plan, participants are permitted to make salary reduction contributions equal to the lesser of 15% of compensation or $10,500 (as indexed annually). For these purposes, "compensation" includes wages reported on federal income tax form W-2 and includes any amount contributed by salary reduction to a cafeteria plan or 401(k) plan, but does not include compensation in excess of the Code Section 401(a)(17) limits (i.e., $170,000 for plan years beginning in 2001). In 1999 and prior years, the Bank matched 50% of the participant's salary reduction contributions up to 6% of the participant's compensation. Beginning January 1, 2000, in connection with the termination of the defined benefit pension plan, the Bank increased the matching contribution to 100% of the participant's salary reduction contributions up to 4% of the participant's compensation. All employee contributions, matching contributions and earnings thereon are fully and immediately vested. A participant may withdraw salary reduction contributions in the event the participant suffers a financial hardship. A participant may also borrow money from his or her account, which loan may not exceed the lesser of $50,000 or 50% of the participant's total account balance. The 401(k) Plan permits employees to direct the investment of their own accounts into various investment options.

     Plan benefits will be paid to each participant in the form of a life annuity (or joint and survivor annuity if married) upon retirement or death unless an alternate form of distribution (lump sum, life annuity or equal payments over a fixed period) is selected. If a participant terminates employment prior to retirement, his vested benefit will be held by the 401(k) Plan until the participant elects to receive his benefit from the 401(k) Plan. Normal retirement age under the 401(k) Plan is 65. Early retirement age is 59 1/2 .

     Stock Benefit Plans. During the fiscal year ended June 30, 2000, the Company adopted, and stockholders approved, the Company's 1999 Stock Option Plan (the "Stock Option Plan") and the Company's 1999 Recognition and Retention Plan. The term of the options granted under the Stock Option Plan shall be no more than ten years from the date of grant, and the shares subject to any award will be adjusted in the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares or other change in the corporate structure of the Company. Stock option awards may include an equal number of reload options ("Reload Options"), limited stock appreciation rights ("Limited Rights") and dividend equivalent rights ("Dividend Equivalent Rights"). A

Limited Right gives the option holder the right, upon a change in control of the Company or the Bank, to receive the excess of the market value of the shares represented by the Limited Rights on the date exercised over the exercise price. The Limited Rights are subject to the same terms and conditions as the stock options. Payment upon exercise of a Limited Rights will be in cash, or in the event of a merger transaction, in shares of the acquiring corporation or its parent, as applicable. The Dividend Equivalent Rights entitle the option holder to receive an amount of cash at the time that certain extraordinary dividends are declared equal to the amount of the extraordinary dividend multiplied by the number of options that the person holds. For these purposes, an extraordinary dividend is defined as any dividend where the rate of dividend exceeds the Bank's weighted average cost of funds on interest-bearing liabilities for the current and preceding three quarters. The Reload Options entitle the option holder, who has delivered shares that he or she owns as payment of the exercise price for option stock, to a new option to acquire additional shares equal in amount to the shares he or she has traded in. Reload Options may also be granted to replace option shares retained by the employer for payment of the option holder's withholding tax. The option price at which additional shares of stock can be purchased by the option holder through the exercise of a Reload Option is equal to the market value of the previously owned stock at the time it was surrendered. The option period during which the Reload Option may be exercised expires at the same time as that of the original option that the holder has exercised.

     No stock options were granted under the Stock Option Plan to either Named Executive Officer during 2001.

     Set forth below is certain information concerning options outstanding to the Named Executive Officers at June 30, 2001. Neither Named Executive Officer exercised any options during 2001.

================================================================================
               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES
================================================================================


            SHARES
           ACQUIRED                NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED IN-THE-
             UPON       VALUE       OPTIONS AT YEAR-END         MONEY OPTIONS AT YEAR-END(1)
   NAME     EXERCISE    REALIZED    EXERCISABLE/UNEXERCISABLE(#)  EXERCISABLE/UNEXERCISABLE ($)
----------- ---------- ---------- ------------------------------ --------------------------------
Pamela J.
Montpelier    0          $0              1,918/7,672                     $6,713/$26,852
----------- ---------- ---------- ------------------------------ --------------------------------
Eugene G.
Stone         0          $0                 16,097/0                          $56,340/$0
=========== ========== ========== ============================== ================================


----------------------------

(l) Equals the difference between the aggregate exercise price of such options and the aggregate fair market value of the shares of Common Stock that would be received upon exercise, assuming such exercise occurred on June 30, 2001, at which date the last trade price of the Common Stock as quoted on the Over-the-Counter Bulletin Board was $11.00.

Transactions with Certain Related Persons

     The Bank offers to directors, officers, and employees real estate mortgage loans secured by their principal residence. All loans to the Bank's directors, officers and employees are made on the same terms, including interest rates and collateral as those prevailing at the time for comparable transactions, and do not involve more than normal risk of collectibility or present other unfavorable features.

--------------------------------------------------------------------------------
         PROPOSAL 2-RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
--------------------------------------------------------------------------------

     The Board of Directors of the Company has approved the engagement of Wolf & Company, P.C. to be the Company's independent auditors for the 2002 fiscal year, subject to the ratification of the engagement by the Company's stockholders. At the Meeting, stockholders will consider and vote on the ratification of the engagement of Wolf & Company, P.C., for the Company's fiscal year ending June 30, 2002. A representative of Wolf & Company, P.C. is expected to attend the Meeting to respond to appropriate questions and to make a statement if he or she so desires.

Additional Audit Information

     Audit Fees. The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended June 30, 2001 (which include review of the Company&'s Forms 10-QSB for the fiscal year 2001) totaled $71,700.

     All Other Fees. The aggregate fees billed for services rendered by the principal accountant, other, than, the services provided for the audit of the Company's annual financial statements for the fiscal year ended June 30, 2001 was $16,400.

     After consideration of this information, the Audit Committee of the Company's Board of Directors determined that the provision of the services by the accountants and the Company's payment of the fees described above is compatible with maintaining the accountant's independence.


     In order to ratify the selection of Wolf & Company, P.C. as the independent auditors for the 2002 fiscal year, the proposal must receive at least a majority of the votes cast, either in person or by proxy, in favor of such ratification. The Board of Directors recommends a vote "FOR" the ratification of Wolf & Company, P.C. as the independent auditors for the 2002 fiscal year.

--------------------------------------------------------------------------------
                             STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

     In order to be eligible for inclusion in the proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive office at 81 Main Street, Medway, Massachusetts 02053, no later than May 24, 2002. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

     The by-laws of the Company provide an advance notice procedure for certain business, or nominations to the Board of Directors to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board, the stockholder must give written notice to the Secretary of the Company not less than ninety (90) days before the date fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. The notice must include the stockholders name, record address, and number of shares owned by the stockholder, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

--------------------------------------------------------------------------------
                                 OTHER MATTERS
--------------------------------------------------------------------------------

     The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment.

--------------------------------------------------------------------------------
                                 MISCELLANEOUS
--------------------------------------------------------------------------------

     The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.


     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED JUNE 30, 2001, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN OR TELEPHONIC REQUEST TO WARREN W. CHASE, JR., SENIOR VICE PRESIDENT, 81 MAIN STREET, MEDWAY, MASSACHUSETTS 02053 OR CALL (508) 533-4343.

                                          BY ORDER OF THE BOARD OF DIRECTORS


                                         /s/ Pamela J. Montpelier
                                         ----------------------------
                                         Pamela J. Montpelier
                                         President and Chief Executive Officer

Medway, Massachusetts
September 21, 2001

                                 REVOCABLE PROXY
                              SERVICE BANCORP, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 23, 2001

     The undersigned hereby appoints the official proxy committee consisting of the Board of Directors with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the Courtyard by Marriott Hotel, 10 Fortune Boulevard, Milford, Massachusetts, on October 23, 2001, at 3:00 p.m. eastern standard time. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

1. The election as Directors of all nominees listed below:
       / / FOR  (except as marked to the contrary below)     / / VOTE WITHHELD

                 William L. Casey     John Hasenjaeger      Lawrence E. Novick

(INSTRUCTIONS: To withhold your vote for one or more nominees, write the name of the nominee(s) on the line(s) below.
--------------------------------------------------------------------------------
2. The ratification of Wolf & Company, P.C. as the Company's independent auditors for the fiscal year ending June 30, 2002.

       / / FOR                  / / AGAINST                  / / ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Annual Meeting, a proxy statement dated September 21, 2001, and audited financial statements.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

            / / Check Box if You Plan to
                Attend the Annual Meeting

                                                                       Dated:
                                                                             -----------------------------------------

                                                                       -----------------------------------------------
                                                                       PRINT NAME OF STOCKHOLDER

                                                                       -----------------------------------------------
                                                                       SIGNATURE OF STOCKHOLDER

                                                                       -----------------------------------------------
                                                                       PRINT NAME OF STOCKHOLDER

                                                                       -----------------------------------------------
                                                                       SIGNATURE OF STOCKHOLDER
 PLEASE COMPLETE AND DATE THIS PROXY AND RETURN IT PROMPTLY
          IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.                    Note: Please sign exactly as your name appears
                                                                       on this card. Joint owners should each sign.
                                                                       When signing as attorney, executor,
                                                                       administrator, trustee or guardian, please give
                                                                       your full title.